NSAR ITEM 77O
January 1, 2002 - June 30, 2002
Van Kampen Life Investment Trust Comstock Portfolio
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            JetBlue Airways Raymond James 600      0.01%        4/11/02
                  Corp.          & Associates

    2            U.S. Steel      JP Morgan    13,200    0.14%        5/14/02

Underwriters for #1
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Raymond James & Associates, Inc.
UBS Warburg LLC
Arnhold and S. Bleischroeder Inc.
M.R. Beal & Company
BNP Paribas Securities Corp.
Credit Lyonnais Securities (USA)
HVB Capital Markets, Inc.
Samuel A. Ramirez & Company, Inc.

Underwriters for #2
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BNY Capital Markets, Inc.
National City Investments Corporation
PNC Capital Markets, Inc.
Scotia Capital (USA) Inc.